State of Delaware
Secretary of State
Division of Corporations
Delivered 07:05 PM 07/31/2019
FILED 07:05 PM 07/31/2019
SR 20196268965 - File Number 7542112

STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation under pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is Sharp Holding Co.

2. The Registered Office of the corporation in the State of Delaware is located at 16192 Coastal Highway (street), in the City of Lewes, County of Sussex Zip Code 19958. The name of the Registered Agent at such address upon whom process against this corporation may be served is Harvard Business Services, Inc.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total amount of stock this corporation is authorized to issue is 10,000 shares (number of authorized shares) with a par value of $ 0.001000 per share.

5. The name and mailing address of the incorporator are as follows:

Name Tracy Smith
Mailing Address 130 N. Center Street - Suite B
Turlock, CA Zip Code 95380

By: [signature] 7/30/19
Incorporator

Name: Tracy Smith
Print or Type

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SHARP HOLDING CO", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF JULY, A.D. 2019, AT 7:05 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

7542112 8100
SR# 20196268965

Authentication: 203333101
Date: 08-01-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

COVER SHEET

INCORPORATING SECTION
P.O. BOX 898
FRANCHISE TAX SECTION
P.O. BOX 7040
UNIFORM COMMERCIAL CODE
P.O. Box 793
DOVER, DELAWARE 19903

STATE OF DELAWARE
DEPARTMENT OF STATE
Jeffrey W. Bullock, Secretary
DIVISION OF CORPORATIONS
JOHN G. TOWNSEND BUILDING
DUKE OF YORK STREET
DOVER, DELAWARE 19901

INCOPORATING SECTION
GENERAL INFORMATION
302/739 – 3073
NAME RESERVATION
302/739 – 6900
900/420 -8042
FRANCHISE TAX SECTION
302/739 – 4225
UNIFORM COMMERCIAL CODE
302/739 - 4279

****

SR #	**20196416754**	Agent	**8296426**
File #	**7542112**	Date	**08-14-19**
Priority	**3**	Distribution #	**00011999476**

00011999476 00011999476

User: BPATEL@STATE
Special Ins.
Comments PER TRACY SEND THIS OUT IN REGULAR MAIL SEND TO THE 130 N. CENTER STREET TURLOCK CA, ADDRESS.
Delivery Method Mail

Attn: TRACY SMITH

Agent: SHARP HOLING CO
130 N CENTER STREET
TURLOCK CA 95380

****

Service Request# **20196416754**

State of Delaware

SECRETARY OF STATE
DIVISION OF CORPORATIONS
P.O. BOX 898
DOVER, DELAWARE 19903

8296426
SHARP HOLING CO
130 N CENTER STREET
TURLOCK, CA 95380

08-14-2019

ATTN: TRACY SMITH

DESCRIPTION		AMOUNT
7542112 - SHARP HOLDING CO		
0245E Restated Stock		
	Amendment Fee	*$30.00*
	Receiving/Indexing	*$115.00*
	Surcharge Assessment-Sussex	*$6.00*
	Page Assessment-Sussex County	*$54.00*
	Data Entry Fee	*$5.00*
	Court Municipality Fee, Grgetown	*$20.00*
	Expedite Fee, Same Day	*$200.00*
7542112 - SHARP HOLDING CO		
8100 Certified Copy - 1 Copies		
	Certification Fee	*$50.00*
	TOTAL CHARGES	*$480.00*
	TOTAL PAYMENTS	*$480.00*
	BALANCE	*$0.00*

2

Division of Corporations Survey

401 Federal Street, Suite 4
Dover, DE 19901
Fax: 302-739-7219

On a scale of 1 (unacceptable) to 10 (outstanding), please rate the following questions.

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8. Did Division of Corporations staff display **professionalism & courtesy**?
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9. Are Division of Corporations staff **knowledgeable**?
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   Please let us know about experiences and incidents with the Division of Corporations (i.e., staff, equipment, connectivity, customer service) that impressed or disappointed you.

   Comments: ____

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Company name and contact information: ____

If you would prefer, you may take this survey online at
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Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "SHARP HOLDING CO", FILED IN THIS OFFICE ON THE EIGHTH DAY OF AUGUST, A.D. 2019, AT 1:56 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

7542112 8100
SR# 20196416754

Authentication: 203410709
Date: 08-14-19

State of Delaware - Division of Corporations

DOCUMENT FILING SHEET - Fax# 302-739-3812

Priority 1 (One Hr)	Priority 2 (Two Hr)	Priority 3 (Same Day) ■	Priority 4 (24 Hour)	Priority 7 (Reg. Work)

DO NOT WRITE IN THIS SPACE

SUBMITTER'S INFORMATION

Company/Firm
Or Individual's Name Sharp Holing Co
Attention: Tracy Smith
Return Address 130 N. Center Street
City-State-Zip Turlock, CA 95380 Country US
Phone: 2094858858 Fax#
Email Address: tracy@sharpco.net
Account Number:

DOCUMENT FILING REQUEST INFORMATION

Name of Company/Entity Sharp Holding Co
File Number 7542112 Reservation Number
Type of Document Amendment

OTHER DOCUMENT FILING INFORMATION

OF Certified Copies returned 1
Other
- [ ] Good Standing
- [ ] Long Form Good Standing
- [ ] Apostille/Gold Seal

Country

- [ ] Re:

Check# Total $ enclosed

METHOD OF RETURN
(Fax or E-Mail is not available)

- [ ] Messenger/Pickup
- [x] Fed Ex
- [ ] UPS

Account # 977252474

- [ ] Regular Mail

CREDIT /DEBIT CARD INFORMATION
(Visa, MasterCard, American Express or Discover Card Only)

CC# 5403 / 8520 / 5495 / 1591

Expiration Date- 05 / 24 Security Code 904

COMMENTS/FILING INSTRUCTIONS
Please send First Overnight even its a Saturday delivery

INSTRUCTIONS

1. Visit http://corp.delaware.gov/ovrmemo.shtml for complete Instructions on how to properly complete this memo
2. Fully shade in the required Priority Square using a dark pencil or marker, staying within the square.

EACH REQUEST MUST BE SUBMITTED AS A SEPARATE ITEM WITH THIS FILING SHEET AS THE FIRST PAGE OF EACH SUBMISSION

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:56 PM 08/08/2019
FILED 01:56 PM 08/08/2019
SR 20196416754 - File Number 7542112

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF Sharp Holding Co

Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware

* * * * *

Sharp Holding Co, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST: The present name of the Corporation is Sharp Holding Co, which is the name under which the Corporation was originally incorporated; and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is July 31, 2019.

SECOND: The Certificate of Incorporation of the Corporation is hereby amended by striking out Articles FOUR and FIVE thereof and by substituting in lieu thereof new Articles FOUR through NINE which is set forth in the Amended and Restated Certificate of Incorporation hereinafter provided for.

THIRD: The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of Sharp Holding Co without any further amendments other than the amendment herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

FOURTH: The amendment and the restatement of the Certificate of Incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware.

FIFTH: The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Amended and Restated Certificate of Incorporation, read as follows:

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

SHARP HOLDING Co

1. Name of Company:

Sharp Holding Co

2. Agent For Service of Process:

The agent for service of process for the Company is:

Harvard Business Services, Inc
16192 Coastal Highway
Sussex County
Lewes, DE 19958

3. The Purpose:

The Purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. Authorized Shares:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 100,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock, each having a $0.001 par value. The Common Stock and Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock and Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Preferred Stock other than Series A in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

Of the 25,000,000 authorized shares of Preferred Stock, 20,000,000 are designated "Series A Preferred Stock." These shares shall have the following preferences, limitations and relative rights:

(i) Dividends: The holders of shares of the Series A Preferred Stock shall be entitled to participate in dividends and no such dividend shall be paid, or cumulate, with respect to the Series A Preferred Stock until such time as determined solely in the reasonable discretion of the Board of Directors.

(ii) <u>Liquidation Preference</u>: In the event of any liquidation, dissolution, or winding up of this corporation, either voluntarily or involuntarily, the holders of Series A Preferred Stock shall be entitled to receive distribution by reason of their ownership thereof prior to and distribution to other shareholders.

(iii) <u>Conversion</u>:

(A) <u>Conversion Rights</u>. Each share of Series A Preferred Stock may be converted into ten (10) shares of Common Stock as fully paid and non-assessable Common Stock.

In the event of any conversion of Series A Preferred Stock under this subsection, the converting holder shall be entitled to receive any dividends which may have been declared but have not been paid with respect to the shares of Series A Preferred Stock so converted.

(B) <u>Voluntary Conversion Upon Change in Control</u>. In the event that the Board of Directors or the shareholders of the corporation approves any transaction that will result in a change in control of the corporation (as herein defined), the Board of Directors shall provide each of the holders of the Series A Preferred Stock with at least thirty (30) days advance written notice of the consummation of such transaction. Such notice shall contain all reasonably material

information required for a Series A Preferred Stock holder to make an assessment of the merits of the proposed transaction and the advisability of converting. During the period preceding the consummation of the transaction, each holder of Series A Preferred Stock shall be entitled to notify the corporation in writing that the holder desires to convert all or any specified portion of the holder's shares of the Series A Preferred Stock into fully paid and non-assessable shares of Common Stock on the basis of four shares of Common Stock for each share of Series A Preferred Stock so converted with such conversion being effective the day of the consummation of the applicable change in control such that the converting Series A Preferred Stock holders shall be treated as a Common Stock holder for the purposes of the transaction. For purposes hereof, a "change in control" shall be deemed to occur if such is declared by the Board (employing reasonable discretion if the Board determines to so declare) or a friendly or hostile takeover offer is made or persons, acting in concert or owning directly or indirectly, acquire more than twenty percent (20%) of the voting control of the corporation (or sufficient to elect the board) without the consent of a majority of the Series A Preferred Stock holders.

(C) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to receive a certificate(s) for shares of Common Stock representing the Series A Preferred Stock converted, such holder shall surrender the certificate(s) representing the Series A Preferred Stock so converted, duly endorsed, at the principal corporate office of this corporation (or as otherwise directed in any notice), and shall give written notice of the name(s) in which the certificate(s) for shares of Common Stock are to be issued. The corporation shall, promptly thereafter, issue and deliver to such holder of Series A Preferred Stock, or to the nominee(s) of such holder, a certificate(s) for the number of shares of Common Stock to which the holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made on the date of the applicable Notice or as of the date of the consummation of the applicable change in control transaction, and the person(s) entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of such date.

(D) Adjustment. In the event that the number or kind of shares of Common Stock outstanding is changed by reason of stock dividend, stock split, recapitalization, merger or reorganization, the conversion ratio and/or the securities to be received upon conversion set forth in above shall be appropriately adjusted by the Board of Directors.

(E) No Fractional Shares. No fractional shares of Series A Preferred Stock shall be convertible and no fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares of Common Stock which would otherwise be issuable upon conversion, the corporation shall pay t the holder cash equal to the product of such fraction multiplied by the then current fair market value of one share of Common Stock, computed to the nearest whole cent. The then current fair market value of such shares shall be determined in good faith by the Board of Directors with reference to the public trading price, if any, of such Common Stock.

(F) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Common Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock are insufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including the corporation's using its best efforts to obtain the approval of the shareholders to such increase, if required.

(G) Notices. Any notices by the provisions of this section to be given to the corporation or to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States or Canadian mail, postage prepaid, and addressed to the corporation or to the holder of record at his address on the books of the corporation.

(H) Taxes. The holders of record of the Series A Preferred Stock shall pay any and all documentary, stamp, or other transactional taxes attributable to the issuance and delivery of shares of Common Stock or this corporation upon conversion of any shares of the Series A Preferred Stock.

(I) Voting Rights. Each shareholder of Series A Preferred Stock of record shall have ten (10) votes for each share of Series A Preferred Stock standing in his name in the books of the corporation. Cumulative voting shall be permitted in the election of directors or otherwise.

Of the 25,000,000 authorized shares of Preferred Stock, 5,000,000 are designated "Series B Preferred Stock." These shares shall have the preferences, limitations, conversion, voting and any relative rights as determined by the Board of Directors at the time of issuance of each share of Series B Preferred Stock.

5. Board of Directors:

The Company shall initially have three (3) directors. These individuals shall serve as directors until their successor or successors have been elected and qualified. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation.

6. Preemptive Rights and Assessment of Shares:

Holders of Common Stock or Preferred Stock of the corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

The Common Stock and Preferred Stock of the Corporation, after the amount of the subscription price has been fully paid in, in money, property or services, as the directors shall determine, shall not be subject to assessment to pays the debts of the corporation, nor for any other purpose, and no Common Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended to provide for such assessment.

7. Directors' and Officers' Liability

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

8. Amendments

Subject at all times to the express provisions of Section 5 on the Assessment of Shares, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Articles of Incorporation or said By-Laws, and all rights conferred upon shareholders are granted subject to this reservation.

9. Power of Directors

In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

(a) Subject to the By-Laws, if any, adopted by the shareholders, to make, alter or repeal the By-Laws of the corporation;

(b) To authorize and caused to be executed mortgages and liens, with or without limitations as to amount, upon the real and personal property of the corporation;

(c) To authorize the guaranty by the corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities;

(d) To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;

(e) By resolution adopted by the majority of the whole board, to designate one or more committees to consist of one or more directors of the of the corporation, which, to the extent provided on the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have name and names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

All the corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

IN WITNESS WHEREOF, I hereunder set my hand this 8th day of August, 2019, hereby declaring and certifying that the facts stated herein above are true.

By: ____________________ - President

Tracy Smith, as President,
Sharp Holding Co

TRAILER SHEET

INCORPORATING SECTION P.O. BOX 898 FRANCHISE TAX SECTION P.O. BOX 7040 UNIFORM COMMERCIAL CODE P.O. Box 793 DOVER, DELAWARE 19903	STATE OF DELAWARE DEPARTMENT OF STATE Jeffrey W. Bullock, Secretary DIVISION OF CORPORATIONS JOHN G. TOWNSEND BUILDING DUKE OF YORK STREET DOVER, DELAWARE 19901	INCOPORATING SECTION GENERAL INFORMATION 302/739 – 3073 NAME RESERVATION 302/739 – 6900 900/420 -8042 FRANCHISE TAX SECTION 302/739 – 4225 UNIFORM COMMERCIAL CODE 302/739 - 4279

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SR #	**20196416754**	Agent	**8296426**
File #	**7542112**	Date	**08-14-19**
Priority	**3**	Distribution #	**00011999476**

Attn: TRACY SMITH

Agent: SHARP HOLING CO
130 N CENTER STREET
TURLOCK CA 95380

****